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                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: SEPTEMBER 2001

DISTRIBUTION DATE:
            10/22/01


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STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                       Class A/Class B
                                                                                                           Amounts
                                                                                                -------------------------------
     (i)      Principal Distribution
                  Class A-1                                                               $0.00           $0.000000
                  Class A-2                                                               $0.00           $0.000000
                  Class A-3                                                               $0.00           $0.000000
                  Class A-4                                                      $21,427,242.20          $88.615559
                  Class B Amount                                                          $0.00           $0.000000
    (ii)      Interest Distribution
                  Class A-1                                                               $0.00           $0.000000
                  Class A-2                                                               $0.00           $0.000000
                  Class A-3                                                               $0.00           $0.000000
                  Class A-4                                                         $969,632.64           $4.010061
                  Class B Amount                                                    $382,415.48           $4.683333
   (iii)      Monthly Servicing Fee                                                 $253,798.84
                  Monthly Supplemental Servicing Fee                                      $0.00
    (iv)      Class A-1 Principal Balance (end of Collection Period)                      $0.00
              Class A-1 Pool Factor (end of Collection Period)                        0.000000%
              Class A-2 Principal Balance (end of Collection Period)                      $0.00
              Class A-2 Pool Factor (end of Collection Period)                        0.000000%
              Class A-3 Principal Balance (end of Collection Period)                      $0.00
              Class A-3 Pool Factor (end of Collection Period)                       0.0000000%
              Class A-4 Principal Balance (end of Collection Period)            $201,476,812.62
              Class A-4 Pool Factor (end of Collection Period)                       83.323744%
              Class B Principal Balance (end of Collection Period)               $81,654,551.40
              Class B Pool Factor (end of Collection Period)                        100.000000%
     (v)      Pool Balance (end of Collection Period)                           $283,131,364.02

    (vi)      Interest Carryover Shortfall
                  Class A-1                                                               $0.00           $0.000000
                  Class A-2                                                               $0.00           $0.000000
                  Class A-3                                                               $0.00           $0.000000
                  Class A-4                                                               $0.00           $0.000000
                  Class B                                                                 $0.00           $0.000000
              Principal Carryover Shortfall
                  Class A-1                                                               $0.00           $0.000000
                  Class A-2                                                               $0.00           $0.000000
                  Class A-3                                                               $0.00           $0.000000
                  Class A-4                                                               $0.00           $0.000000
                  Class B                                                                 $0.00           $0.000000

   (vii)      Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                 $25,128,225.46
                  Class B Amount                                                          $0.00

  (viii)      Aggregate Purchase Amount of Receivables repurchased by
                      the Seller or the Servicer                                 $33,679,034.56


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